Exhibit 10.1

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amendment No. 2 to Second Amended and Restated Employment Agreement (this “Amendment”) is entered into as of the 7th day of June 2014 by and between Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and Richard Peterson, a resident of Minnesota (“Employee”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Original Agreement (as defined below).

RECITALS:

WHEREAS, Employee entered into a Second Amended and Restated Employment Agreement with the Company, dated May 11, 2011 (the “Original Agreement”) that was amended effective January 18, 2013 (“Amended Original Agreement”); and

WHEREAS, the Severance Payment is subject to the conditions set forth in Sections 2 and 3 of the amendment effective January 18, 2013; and

WHEREAS, the Company and Employee desire to continue Employee’s employment after the Term set forth in the Amended Original Agreement, to pay the Severance Payment, and to make certain other changes to the Amended Original Agreement as set forth in this document.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT

1.	Employment; Term.

Section 1 of the Original Agreement is replaced in its entirety with the following:

“Subject to all terms and conditions hereof, the Company will employ Employee, and Employee will continue to serve the Company and perform services for the Company, on an “at will” basis after June 7, 2014, or until Employee’s employment terminates under Section 11.”

2.	Severance

A new Section 1.A “Severance Payment” is added to read as follows:

The Company hereby agrees to pay to Employee the Severance Payment of $570,000 as defined in Section 12(a)(2) of the Amended Original Agreement on or before June 13, 2014.

3.	Payments Upon Termination of Employment

Section 12 of the Amended Original Agreement is deleted in its entirety.

4.	Other Matters.

Except as specifically amended herein, all terms and conditions of the Amended Original Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first written above.

ADVANCED BIOENERGY, LLC

By:	/s/ Scott A. Brittenham
Name:	Scott A. Brittenham
Its:	Chairman of the Board of Directors

EMPLOYEE

/s/ Richard Peterson
Richard Peterson